Exhibit 5.1

[Letterhead of Cleary Gottlieb Steen & Hamilton LLP]

November 9, 2012

Southwestern Energy Company

2350 North Sam Houston Parkway East, Suite 125

Houston, TX 77032

Ladies and Gentlemen:

We have acted as counsel to Southwestern Energy Company, a Delaware corporation (the “Company”) in connection with the Company’s preparation of a registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering, from time to time, of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and the offering, from time to time, of unsecured senior debt securities (the “Debt Securities”, and together with the Common Stock, the “Securities”). The Debt Securities may in certain circumstances be fully and unconditionally guaranteed by each of the guarantors listed in the Registration Statement (the “Guarantors” and, together with the Company, the “Registrants”). The Debt Securities will be issued under an indenture (the “Indenture”), among the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), which has been filed as an exhibit to the Registration Statement. The Indenture may in certain circumstances provide for the issuance of guarantees of the Debt Securities by the Guarantors (the “Guarantees”).

The Securities being registered under the Registration Statement will have an indeterminate aggregate initial offering price and aggregate principal amount and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

In arriving at the opinions expressed below, we have reviewed the following documents:

(a) the Registration Statement and the documents incorporated by reference therein;

(b) a specimen of the Common Stock;

(c) a form of the Indenture, filed as an exhibit to the Registration Statement; and

(d) copies of the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-laws certified by the Secretary of State of the State of Delaware and the corporate secretary of the Company, respectively.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

Southwestern Energy Company, et al., p. 2

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. With respect to the Debt Securities, when the specific terms of a series of Debt Securities of the Company have been specified in (i) an officer’s certificate of the Company, which has been executed and delivered to the trustee by an officer of the Company authorized to do so, and (ii) if applicable, in a supplemental indenture, such series of Debt Securities will have been duly authorized by all requisite corporate action and, when executed and authenticated as specified in the Indenture and delivered against payment therefor pursuant to the terms described in the Registration Statement and as specified by an officer of the Company authorized to do so, will constitute valid and binding obligations of the Company, enforceable in accordance with the terms of such series and entitled to the benefits of the Indenture.

2. If and to the extent the specific terms of a series such of Debt Securities provide for a Guarantee by a Guarantor, when such Debt Securities and Guarantees have been duly authorized by all requisite corporate action and, when such Debt Securities have been executed and authenticated as specified in the Indenture and delivered against payment therefor pursuant to the terms described in the Registration Statement, such Guarantees will constitute valid and binding obligations of any such Guarantor, enforceable in accordance with the terms of such series and entitled to the benefits of the Indenture.

3. With respect to shares of Common Stock to be offered via the Registration Statement, when the shares of Common stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company’s Board of Directors or in accordance with resolutions thereof, upon payment of the consideration therefor (which may not be less than the par value of the Common Stock) provided for therein, or (b) upon conversion, exchange or exercise of any other security in accordance with the terms thereof or the instrument governing such security providing for such conversion, exchange or exercise as approved by the Company’s Board of Directors or in accordance with resolutions thereof, for the consideration thereby approved (which may not be less than the par value of the Common Stock), the shares of Common stock will be duly authorized, validly issued, fully paid and nonassessable.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Registrants, (x) we have assumed that each of the Registrants and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Securities, will satisfy, those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it and (y) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

Southwestern Energy Company, et al., p. 3

In rendering the opinions expressed above, we have further assumed that (i) when executed, the Indenture will conform to form thereof we have reviewed; (ii) the applicable Registrants will authorize the offering and issuance of the Securities and will duly authorize, approve and establish the final terms and conditions thereof, which terms will conform to the descriptions thereof in the Registration Statement and, in the case of the Debt Securities, to the terms of the Indenture, and will not violate any applicable law, conflict with any matter of public policy, result in a default under or breach of any agreement or instrument binding upon the Company or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iii) the applicable Registrants will duly authorize, execute and deliver any agreement necessary with respect to the Securities or contemplated by the Securities or the Registration Statement and will take any other appropriate additional corporate action; (iv) the Securities will be offered, issued, sold and delivered in compliance with applicable law and any requirements therefor set forth in any corporate action authorizing such Securities and in the manner contemplated by the Registration Statement and the Indenture; (v) the Securities will be offered, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto; and (vi) if issued in certificated form, certificates representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned, and if issued in book-entry form, the Securities will be duly registered to the extent required by any applicable agreement.

In rendering the opinions expressed in paragraph 1 above, we have assumed that each series of Debt Securities will be issued with an original aggregate principal amount (or in the case of Debt Securities issued at original issue discount, an aggregate issue price) of $2,500,000 or more.

The foregoing opinions are limited to the federal law of the United States of America, the law of the State of New York, the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm in the Registration Statement and the related prospectus under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Commission issued thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By	/s/ William F. Gorin
William F. Gorin, a Partner